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Freeport-McMoRan Copper & Gold Inc.
Announces $6 Billion Senior Notes Offering

NEW ORLEANS, LA, March 1, 2007 - Freeport-McMoRan Copper & Gold Inc. (NYSE: FCX) announced today that it intends to offer a total of $6 billion aggregate principal amount of senior notes to the public in two tranches. The first tranche will be 8-year senior notes and the second tranche will be 10-year senior notes.

FCX intends to use the net proceeds from the offering to fund a portion of the Phelps Dodge Corporation (NYSE: PD) acquisition consideration and pay related fees and expenses. The closing of this offering is conditioned on the Phelps Dodge acquisition. As previously announced, each company will hold a special meeting of stockholders on March 14, 2007 to vote on the proposed acquisition of Phelps Dodge by FCX.

The joint book-running managers for the offering are JPMorgan and Merrill Lynch & Co. Copies of the preliminary prospectus supplement relating to this offering may be obtained by contacting J.P. Morgan Securities Inc., 270 Park Avenue, 8th Floor, New York, New York, 10017 or Merrill Lynch & Co., 4 World Trade Center, New York, New York, 10080.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the notes will be made exclusively by means of a prospectus and prospectus supplement.

FCX explores for, develops, mines and processes ore containing copper, gold and silver in Indonesia, and smelts and refines copper concentrates in Spain and Indonesia.

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Cautionary Statement: This press release contains forward-looking statements in which we discuss factors we believe may affect our performance in the future. Forward-looking statements are all statements other than historical facts, such as statements regarding the merger with Phelps Dodge. Accuracy of the projections depends on assumptions about events that change over time and is thus susceptible to periodic change based on actual experience and new developments. FCX cautions readers that it assumes no obligation to update or publicly release any revisions to the projections in this press release and, except to the extent required by applicable law, does not intend to update or otherwise revise the projections more frequently than quarterly. Additionally, important factors that might cause future results to differ from these projections include mine sequencing, production rates, industry risks, commodity prices, Indonesian political risks, weather-related risks, currency translation risks and other factors described in FCX's Annual Report on Form 10-K for the year ended December 31, 2005, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC).

Important Information for Investors and Stockholders: FCX and Phelps Dodge filed a joint proxy statement/prospectus with the SEC in connection with the proposed merger. FCX and Phelps Dodge urge investors and stockholders to read the definitive joint proxy statement/prospectus and any other relevant documents filed by either party with the SEC because they contain important information.

Investors and stockholders may obtain the joint proxy statement/prospectus and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by FCX will be available free of charge on the investor relations portion of the FCX web site at www.fcx.com. Documents filed with the SEC by Phelps Dodge will be available free of charge on the investor relations portion of the Phelps Dodge web site at www.phelpsdodge.com.

FCX and certain of its directors and executive officers are participants in the solicitation of proxies from the stockholders of FCX in connection with the merger. Information concerning the interests of FCX’s directors and executive officers in FCX is set forth in the joint proxy statement/prospectus filed with the SEC. Phelps Dodge and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the merger. Information concerning the interests of Phelps Dodge’s directors and executive officers in Phelps Dodge is set forth in the preliminary joint proxy statement filed with the SEC.

Other information regarding the direct and indirect interests, by security holdings or otherwise, of the participants is described in the definitive joint proxy statement/prospectus relating to the merger. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of FCX’s and Phelps Dodge’s directors and executive officers in the merger by reading the definitive joint proxy statement/prospectus.

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